                                                                      EXHIBIT 21

                              SUBSIDIARIES OF ILTS

1.    ILTS AUSTRALIA, PTY. LTD.

      Suite 1a, Level 2
      802 Pacific Highway
      Gordon New South Wales 2072
      Australia

2.    UNISYN SOLUTIONS, INC.

      2131 Faraday Avenue
      Carlsbad, CA 92008